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                                                                    EXHIBIT 10.1

                              EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (the "Agreement") dated as of September 27, 2000 is by and between LIBERTY MEDIA CORPORATION, a Delaware corporation ("Liberty"), and LIBERTY DIGITAL, INC., a Delaware corporation ("LDIG").

     WHEREAS, Liberty owns 150,000 shares (the "Liberty Shares") of LDIG's Convertible Preferred Stock, Series B, par value $.01 per share (the "LDIG Series B");

     WHEREAS, the Liberty Shares constitute all of the issued and outstanding shares of the LDIG Series B; and

     WHEREAS, Liberty and LDIG desire to effect an exchange of the Liberty Shares for new shares of LDIG preferred stock, subject to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the mutual conditions and obligations set forth herein, the parties agree as follows:

     1.  Series C Preferred Stock. LDIG will cause to be filed in accordance
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with its Restated Certificate of Incorporation as in effect as of the date hereof (the "LDIG Certificate") and the Delaware General Corporation Law (the "DGCL") a Certificate of Designations in the form of Exhibit A hereto for a new series of LDIG's Series Preferred Stock (as defined in the LDIG Certificate) designated "Convertible Preferred Stock, Series C," par value $.01 per share (the "Series C Preferred Stock") with the Office of the Secretary of State of the State of Delaware on or before September 29, 2000.

     2.  Series D Preferred Stock. LDIG will cause to be filed in accordance
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with the LDIG Certificate and the DGCL a Certificate of Designations in the form of Exhibit B hereto for a new series of LDIG's Series Preferred Stock designated "Preferred Stock, Series D," par value $.01 per share (the "Series D Preferred Stock") with the Office of the Secretary of State of the State of Delaware on or before September 29, 2000.

     3.  Exchange.  On September 30, 2000, LDIG and Liberty will exchange the
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Liberty Shares for shares of Series C Preferred Stock and Series D Preferred
Stock as follows:

         (a) LDIG shall deliver to Liberty a certificate evidencing the issuance of 150,000 shares of Series C Preferred Stock and a certificate evidencing the issuance of 8,105.688 shares of Series D Preferred Stock, each such certificate to be registered in the name of Liberty DMX, Inc.

         (b) Liberty shall deliver to LDIG the Liberty Shares, such transfer to be effected by the delivery of one or more certificates evidencing the Liberty Shares, duly endorsed for transfer to LDIG or accompanied by duly executed stock assignments.

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          (c)  The foregoing issuance and transfer shall be effected simultaneously and be conditioned upon each other.

     4.   Dividends on Liberty Shares.  All accrued and unpaid dividends on the
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Liberty  Shares for the period beginning on September 9, 1999 and ending on
September 30, 2000 shall be paid by the delivery of the Series D Preferred
Stock.

     5.   LDIG Representations.  To induce Liberty to enter into this
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Agreement and to effect the plan of reorganization and all related transactions contemplated hereby, LDIG hereby represents and warrants as follows, all of which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

          (a) LDIG (i) is a duly organized and validly existing corporation, in good standing under the laws of Delaware; (ii) has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (iii) has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement, the Certificates of Designations for the Series C Preferred Stock and Series D Preferred Stock and the issuance to Liberty of shares of Series C Preferred Stock and Series D Preferred Stock; and (iv) has duly executed and delivered this Agreement;

          (b) This Agreement constitutes the legal, valid and binding obligation of LDIG enforceable against LDIG in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

          (c) Neither the execution, delivery or performance by LDIG of this Agreement and the Certificates of Designations, nor compliance by LDIG with the terms and provisions hereof and thereof, nor the consummation of the transactions contemplated hereby (i) will violate any provision of LDIG's certificate of incorporation or bylaws; (ii) will require any consent or approval of any person; (iii) will contravene any provision of any laws applicable to LDIG; or (iv) will conflict with or result in any breach of or constitute a tortious interference with any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of LDIG pursuant to the terms of any contractual obligation to which LDIG is a party or by which it or any of its property or assets is bound or to which it may be subject, except in the case of clauses (ii), (iii) and (iv) above for any consent or approval the failure to obtain which would not, and any such contravention, conflict or result as would not, have a material adverse effect on LDIG and its consolidated subsidiaries taken as a whole or on the ability of LDIG to perform its obligations hereunder or under the Series C Preferred Stock and Series D Preferred Stock to be issued pursuant hereto; and

          (d) When issued in accordance with this Agreement, all shares of Series C Preferred Stock and Series D Preferred Stock issued to Liberty will be duly authorized,

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     validly issued, fully paid and non-assessable and will be owned by Liberty free and clear of any liens, security interests or other encumbrances except any thereof as may be granted or incurred by Liberty.

     6.   Liberty Representations.  In order to induce LDIG to enter into this
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Agreement and to effect the plan of reorganization and all related transactions contemplated hereby, Liberty hereby represents and warrants as follows, all of which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

          (a) Liberty (i) is a duly organized and validly existing corporation in good standing under the laws of Delaware; (ii) has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and to consummate the transactions contemplated hereby;
     (iii) has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement; and (iv) has duly executed and delivered this Agreement;

          (b) This Agreement constitutes the legal, valid and binding obligation of Liberty enforceable against Liberty in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

          (c) Neither the execution, delivery or performance by Liberty of this Agreement, nor compliance by Liberty with the terms and provisions hereof, nor the consummation of the transactions contemplated hereby (i) will violate any provision of Liberty's certificate of incorporation or bylaws;
     (ii) will require any consent or approval of any person; (iii) will contravene any provision of any laws applicable to Liberty; or (iv) will conflict with or result in any breach of or constitute a tortious interference with any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Liberty pursuant to the terms of any contractual obligation to which Liberty is a party or by which Liberty or any of its property or assets is bound or to which it may be subject, except in the case of clauses (ii), (iii) and (iv) above for any such consent or approval the failure to obtain which would not, and any such contravention, conflict or result as would not, have a material adverse effect on the ability of Liberty to perform its obligations hereunder; and

          (d) When transferred to LDIG in accordance with this Agreement, all Liberty Shares will be owned by LDIG free and clear of any liens, security interests or other encumbrances except any thereof as may be granted or incurred by LDIG.

     7.   Miscellaneous.
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          (a)  Waiver. The failure of either party in any one or more instances
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     to insist upon strict performance of any of the terms and provisions of this Agreement, or to exercise any option herein conferred shall not be construed as a waiver or relinquishment,

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     to any extent, of the right to assert or rely upon any such terms, provisions or options on any future occasion.


          (b) Notices. Any notice given under this Agreement shall be sent to
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     the parties as follows:

          If to Liberty:

          Liberty Media Corporation
          9197 South Peoria Street
          Englewood, CO  80112
          Attention: President
          (with a copy similarly addressed to the General Counsel)
          Facsimile: 720-875-5382

          If to LDIG:

          Liberty Digital, Inc.
          1100 Glendon Avenue, Suite 2000
          Los Angeles, California 90024
          Attention: President
          (with a copy similarly addressed to the Chief Financial Officer)
          Facsimile: 310-209-3606

Such notice shall either be personally delivered, or sent via facsimile or certified mail. Notice shall be deemed given when personally delivered or sent by facsimile with receipt acknowledged, or five days after it is deposited in the U.S. mail system, if sent certified mail, postage prepaid, return receipt requested. Either party may change its address for notice purposes hereunder by giving written notice thereof to the other party in the manner specified herein; provided, however, that such notice shall not be deemed given until actually
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received.

          (c)  No Assignment. This Agreement may not be assigned by either party
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     without the prior written consent of the other.

          (d)  Governing Law. This Agreement shall be governed by the laws of
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     the State of Delaware without reference to conflict of laws principles thereof.

          (e)  Construction. The parties acknowledge and agree that they have
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     negotiated this Agreement by and between them and that each has had an adequate opportunity to review the terms hereof and that they have mutually agreed upon the language and contents of this Agreement. It is further agreed that this Agreement shall not be construed against either party by reason of the fact that such party prepared the written form of this Agreement.

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          (f)  Attorneys' Fees. Each party shall bear all of its own costs and
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     expenses in connection with this Agreement, provided, however, that in the
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     event of any dispute hereunder, the prevailing party shall be entitled to an award of its attorneys' fees and costs relating thereto.

          (g)  Severability. If any of the provisions of this Agreement shall be
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     invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly, to effectuate the essential intent and purposes of this Agreement.

          (h)  Survival. Provisions of this Agreement, that by their sense and
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     context are intended to survive performance by either or both parties
     (including, without limitation, paragraph 7(f)) shall survive the completion, expiration, termination, or cancellation of this Agreement.

          (i)  Entirety. Except as otherwise provided for herein, this Agreement
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     constitutes the entire agreement between the parties hereto with reference to the subject matter hereof, and supersedes any prior agreement, oral or written, with respect thereto.

          (j)  Counterparts. This Agreement may be executed in multiple
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     counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          (k)  Headings. The headings contained in this Agreement are inserted
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     solely for purposes of reference and convenience and shall not affect the meaning or constructi on hereof.

     IN WITNESS WHEREOF, the parties have set their hands as of the date first written above.


LIBERTY DIGITAL, INC.                        LIBERTY MEDIA CORPORATION

/s/ Mark D. Rozells                          /s/ Charles Y. Tanabe
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By:  Mark D. Rozells                         By:  Charles Y. Tanabe
Its: EVP & Chief Financial Officer           Its: Sr. Vice President

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